Exhibit 10.62

AMENDMENT No. 1

TO THE EMPLOYMENT AGREEMENT

This Amendment No. 1 (“Amendment”) to the Employment Agreement dated May 17, 2022 (the ”Agreement”) is made and entered into and effective as of June 13, 2022, by and between La Rosa Holdings Corp., a Nevada corporation (the "Company"), and Josh Epstein, an individual ("Executive"). Each of the Company and Executive is a “Party” to this Amendment and the Company and Executive, collectively, the “Parties” hereto.

RECITALS

WHEREAS, the Company and the Executive entered into the Agreement on May 17, 2022.

WHEREAS, the Company and the Executive desire to amend the Agreement to set forth additional terms, conditions and obligations of the Parties with respect to the Executive’s employment in the Company.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

1.	Section 1 of the Agreement is hereby deleted in its entirety, and in its place the following is inserted:

“Employment. As of May 23, 2022 (the “Effective Date”), the Company shall employ Executive as the Chief Strategy Officer of the Company and Executive shall accept such employment and this Agreement shall become effective subject to the terms and conditions hereof. During the Term (as defined below), the Executive shall be responsible for the performance of those duties consistent with the Executive’s position as Chief Strategy Officer of the Company, including but not limited to, serving as a critical member of the executive management team; collaborating with the Chief Executive Officer (“CEO”). Executive will: (i) articulate and implement a strategic vision for the Company that focuses on effective long term and profitable growth; (ii) create a short term and long term strategic plan for the Company; (iii) oversee implementation of the strategic plans in close coordination with the CEO, Chief Financial Officer and Chief Operating Officer; (iv) build new partnerships to grow and sustain the organization; (v) manage special pilot projects given to Executive by the CEO or the Board of Directors; (vi) participate in the budget development process and maintain a high level of fiscal responsibility; (viii) lead the acquisition strategy of the Company; (ix) lead the financing strategy of the Company; (x) play an active role in strengthening and maintaining the management and governance culture and practices that reflects the Company’s core values: family, passion and growth; and (xi) serve in a high profile external role representing the Company’s CEO at key functions, to investors and the media.

Executive shall report directly to the Company’s Chief Executive Officer, to the Board of

Directors and its Committees (“Board”) and shall perform and discharge faithfully, diligently, and to the best of Executive’s ability, Executive’s duties and responsibilities hereunder and under the Bylaws of the Company in accordance with applicable law and regulation. Additionally, Executive shall perform services and hold positions at other Affiliates (as defined in Section 5) as directed by the Company’s Chief Executive Officer. Without limiting the generality of the foregoing, Executive shall not, without the written approval of the Company, render services of a business, financial or commercial nature on his own behalf or on behalf of any person, firm, or corporation, for compensation or otherwise, during his employment hereunder.”

2.	Except as set forth above, all of the terms, conditions and provisions of the Agreement shall be and remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement. This Amendment shall be effective on the date set forth above.

[SIGNATURE PAGE TO THE AMENDMENT FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed on the date first written above.

“COMPANY”
LA ROSA HOLDINGS CORP.

/s/ Joseph La Rosa
Signature

Joseph La Rosa
Print Name

Chief Executive Officer
Title

“EXECUTIVE”
JOSH EPSTEIN

/s/ Josh Epstein
Executive’s Signature